Exhibit 4.48

Form Supplemental Agreement to Loan Agreement

This Supplemental Agreement to Loan Agreement (the “Supplemental Agreement”) is entered into by the following parties on [           ]:

Party A: Linktone Ltd., a limited company established and registered in Cayman Islands, with its legal address of Cayman Islands in British West Indies

Party B: [individual shareholder of VIE (ID No.:          )]

(Collectively, the “Parties”).

Whereas:

1. Party A and Party B entered into the Loan Agreement on [         ], which, together with any amendment that has been made as of the date hereof, are collectively referred to as the “Original Agreement” for purpose of this Supplemental Agreement.

2. The Parties desire to make further amendment and supplement to the Original Agreement.

Nowtherefore, the Parties hereby agree as follows:

1. Amendment to the Original Agreement

1.1 Section 1.1 of the Original Agreement which read as follows:
“Term for such loan will be ten (10) years and shall be extended upon the agreement of Both Parties through negotiations.”

Shall be amended as：
“Term for such loan will be ten (10) years and Party A has sole discretion on whether to renew the Agreement as well as the extended term.”

2. Terms and sections contained the Original Agreement not amended by this Supplemental Agreement should be maintained without change. Any amendment as set forth on Section 1 above should not affect or damage the effectiveness, legitimacy and enforceability of any other provision in the Original Agreement.

3. This Supplemental Agreement shall come into effect upon the execution hereof by the Parties.

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(Signature Page of the Supplemental Agreement to Loan Agreement)

In witness whereof, the Parties hereto have caused their authorized representatives execute this Supplemental Agreement as of the date first written above.

Linktone Ltd. (Chop)	[individual shareholder of VIE]

Authorized representative: ______________________	Authorized representative: _______________________